                                                                    EXHIBIT 4.3

                                                                [EXECUTION COPY]


                       THIRD AMENDMENT TO CREDIT AGREEMENT

         This THIRD AMENDMENT, dated as of February 11, 2000 (this "AMENDMENT"), to the Existing Credit Agreement (as defined below), is made among LEINER HEALTH PRODUCTS INC., a Delaware corporation (the "U.S. BORROWER"), VITA HEALTH PRODUCTS INC., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS") and the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or as defined by reference in, ARTICLE I) signatories hereto.


                              W I T N E S S E T H:


         WHEREAS, the Borrowers, the U.S. Lenders, the Canadian Lenders, the U.S. Agent, the Canadian Agent, Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc., as Syndication Agent, are parties to a Credit Agreement, dated as of May 15, 1998 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT");

         WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement as set forth below and consent to certain waivers set forth herein; and

         WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below and grant such waivers (the Existing Credit Agreement, as so amended by this Amendment, being referred to as the "CREDIT AGREEMENT");

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:


                                     PART I
                                   DEFINITIONS

         SUBPART 1.1. CERTAIN DEFINITIONS. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "AMENDMENT" is defined in the PREAMBLE.

         "BORROWERS" is defined in the PREAMBLE.

         "CANADIAN BORROWER" is defined in the PREAMBLE.

         "CREDIT AGREEMENT" is defined in the THIRD RECITAL.

         "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "THIRD AMENDMENT" is defined in SUBPART 4.1.

         "THIRD AMENDMENT EFFECTIVE DATE" is defined in SUBPART 4.1.

         "U.S. BORROWER" is defined in the PREAMBLE.

         SUBPART 1.2. OTHER DEFINITIONS. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.


                                     PART II
                                AMENDMENTS TO THE
                            EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with SUBPART 2.1 through 2.4; except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

         SUBPART 2.1. AMENDMENTS TO ARTICLE I. Article I of the Existing Credit Agreement is hereby amended as follows:

         SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

                  "THIRD AMENDMENT" means the Third Amendment to the Credit Agreement, dated as of February 11, 2000, among the Borrowers and the Lenders party thereto.

                  "THIRD AMENDMENT EFFECTIVE DATE" is defined in Section 4.1 of the Third Amendment.

         SUBPART 2.1.1. The definition of "EBITDA" contained in Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

         "For purposes of computing EBITDA (and any financial calculations or components required to be made or included therein), EBITDA shall be determined, with respect to the applicable period, after giving PRO FORMA effect to each Permitted Acquisition and Permitted Disposition of a Person, business or asset consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such Permitted Acquisition, Permitted Disposition and related transactions had been consummated on the first day of such period."

         SUBPART 2.1.1. The definition of "Adjusted Net Worth" contained in
Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the ";" at the end of the clause "of the U.S. Borrower and its Subsidiaries that have been so delivered" and replacing it with ", plus, cumulative cash equity contributions received after the Effective Date by the U.S. Borrower;".

         SUBPART 2.2. AMENDMENTS TO ARTICLE II. Section 2.2.3 of the Existing Credit Agreement is hereby amended by deleting the words "twelve months" appearing in the first sentence therein and inserting the words "six months" in replacement thereof.

         SUBPART 2.3. AMENDMENTS TO ARTICLE III. Section 3.2.2 of the Existing Credit Agreement is hereby amended by deleting the words "twelve months" appearing in the first sentence therein and inserting the words "six months" in replacement thereof.

         SUBPART 2.4. AMENDMENTS TO ARTICLE XII. (a) Clause (a) of Section
12.11.1 of the Existing Credit is hereby amended by deleting the words "financial institutions; and" appearing at the end of such clause and replacing them with "funds that are regularly engaged in making, purchasing or investing in loans, or other financial institutions; and"; (b) Clause (d) of Section 12.11.1 of the Existing Credit Agreement is hereby amended by adding the words "and Section 12.16" following the words "if applicable"; and
(c) Section 12.16 of the Existing Credit is hereby amended by inserting the following sentence at the end of such Section: "Each Lender represents to each other party hereto that it is aware that the Confidential Information includes material non-public information and that the United States securities laws prohibit (with certain exceptions) any Person who has received any material, non-public information about an issuer from purchasing or selling securities of such issuer or from communicating such information to any other Person."

                                    PART III
                                     WAIVER

         SUBPART 3.1. WAIVER. By its signature below, each Lender hereby waives the requirement pursuant to Section 9.1.7 of the Existing Credit Agreement that the U.S. Borrowers provide a leasehold Mortgage on the Real Property acquired in connection with the Granutec Acquisition and set forth on SCHEDULE I hereto.


                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 4.1. THIRD AMENDMENT EFFECTIVE DATE. This Amendment (and the amendments and modifications contained herein) shall become effective as of December 16, 1999 (the "THIRD AMENDMENT EFFECTIVE DATE"), and shall thereafter be referred to as "THIRD AMENDMENT", when all of the conditions set forth in this SUBPART 4.1 have been satisfied.

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         SUBPART 4.1.1. EXECUTION OF COUNTERPARTS. The Agents shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of the Borrowers and the Required Lenders.

         SUBPART 4.1.2. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agents and their counsel. The Agents and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Agents or their counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agents and their counsel.


                                     PART V
                                  MISCELLANEOUS

         SUBPART 5.1. CROSS-REFERENCES. References in this Amendment to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendment.

         SUBPART 5.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

         SUBPART 5.3. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Each of the Borrowers represents and warrants on the Third Amendment Effective Date that all of the statements contained in clauses (a) through (c) of Section
7.2.1 of the Credit Agreement are true and correct.

         SUBPART 4.3. FULL FORCE AND EFFECT; LIMITED WAIVER. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The waiver set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Credit Agreement or any of the other Loan Documents.

         SUBPART 5.4. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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         SUBPART 5.5. COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 5.6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        LEINER HEALTH PRODUCTS INC.


                                        By  /s/ Michael S. Yusko
                                            -----------------------------------
                                            Title: Treasurer


                                        VITA HEALTH PRODUCTS INC.


                                        By  /s/ Michael S. Yusko
                                            -----------------------------------
                                            Title: Treasurer


                                        THE BANK OF NOVA SCOTIA, as U.S. Agent,
                                            Canadian Agent, a U.S. Lender and a
                                            Canadian Lender


                                        By /s/ John Quick
                                           -----------------------------------
                                            Title: Managing Director

                                                                      SCHEDULE I

1.       8601 Somerset Drive
         Largo, Florida 33773-2714

2.       7320 Bryan Dairy Road
         Suite 325
         Largo, Florida 33777-1506

                            CITICORP U.S.A., INC.


                            By -----------------------------------
                                Title:

                            MERRILL LYNCH CAPITAL CORPORATION


                            By  /s/ Carol J.E. Feeley
                                -----------------------------------
                                Title: Vice President

                            FLEET NATIONAL BANK


                            By  /s/ Kenneth R. Weber
                                -----------------------------------
                                Title: Vice President

                            LASALLE BANK N.A.


                            By  /s/ Susan M. Kaminski
                                -----------------------------------
                                Title: First Vice President

                            COMERICA BANK


                            By -----------------------------------
                                Title:

                            SOCIETE GENERALE


                            By -----------------------------------
                                Title:

                            By -----------------------------------
                                Title:

                            BANK AUSTRIA CREDITANSTALT
                            CORPORATE FINANCE, INC.


                            By -----------------------------------
                                Title:


                            By -----------------------------------
                                Title:

                            IMPERIAL BANK, a California Banking
                              Corporation


                            By  /s/ Gah V. Huey-Andrick
                                -----------------------------------
                                Title: Vice President

                            SENIOR DEBT PORTFOLIO
                            By: Boston Management and Research,
                                   as Investment Advisor


                            By  /s/ Scott H. Page
                                -----------------------------------
                                Title: Vice President

                            EATON VANCE SENIOR INCOME TRUST
                            By: Eaton Vance Management,
                                   as Investment Advisor


                            By /s/ Scott H. Page
                               -----------------------------------
                                Title: Vice President

                            NORTHERN LIFE INSURANCE COMPANY
                            By: ING Capital Advisors, Inc.,
                                   as Investment Advisor


                            By  /s/ Helen Y. Rhee
                                -----------------------------------
                                Title: Vice President & Portfolio Manager

                            ARCHIMEDES FUNDING II, LTD.
                            By: ING Capital Advisors, Inc.,
                                   as Collateral Manager


                            By  /s/ Helen Y. Rhee
                                -----------------------------------
                                Title: Vice President & Portfolio Manager

                            ARCHIMEDES FUNDING III, LTD.
                            By: ING Capital Advisors, Inc.,
                                   as Collateral Manager


                            By  /s/ Helen Y. Rhee
                                -----------------------------------
                                Title: Vice President & Portfolio Manager

                            ING HIGH INCOME PRINCIPAL
                            PRESERVATION FUND HOLDINGS, LDC
                            By: ING Capital Advisors, Inc.,
                                   as Investment Advisor


                            By  /s/ Helen Y. Rhee
                                -----------------------------------
                                Title: Vice President & Portfolio Manager

                            SEQUILS-ING I (HBDGM), LTD.
                            By: ING Capital Advisors, Inc.,
                                   as Collateral Manager


                            By  /s/ Helen Y. Rhee
                                -----------------------------------
                                Title: Vice President & Portfolio Manager

                            FLOATING RATE PORTFOLIO
                            By: INVESCO Senior Secured
                                   Management Inc., as attorney in fact


                            By /s/ Greg Stoeckle
                               -----------------------------------
                                Title:

                            MASSACHUSETTS MUTUAL LIFE
                              INSURANCE COMPANY


                            By  /s/ John B. Wheeler
                                -----------------------------------
                                Title: Managing Director

                            KZH CRESCENT LLC


                            By -----------------------------------
                                Title:

                            KZH CRESCENT-2 LLC


                            By -----------------------------------
                                Title:

                            KZH CRESCENT-3 LLC


                            By -----------------------------------
                                Title:

                            KZH ING-2 LLC


                            By -----------------------------------
                                Title:

                            KZH III LLC


                            By -----------------------------------
                                Title:

                            KZH ING-1 LLC


                            By -----------------------------------
                                Title:

                            ALLSTATE LIFE INSURANCE COMPANY


                            By -----------------------------------
                                Title:

                            CERES FINANCE LTD.


                            By -----------------------------------
                                Title:

                            BANK OF AMERICA NT & SA


                            By -----------------------------------
                                Title:

                            UNION BANK OF CALIFORNIA, N.A.


                            By  /s/ Scott Lane
                                -----------------------------------
                                Title: Vice President

                            CONTINENTAL ASSURANCE COMPANY
                            SEPARATE ACCOUNT (E)
                            By:    TCW Asset Management Company, as
                                   Attorney-in-Fact


                            By  /s/ Mark L. Gold
                                -----------------------------------
                                Title: Managing Director


                            By  /s/ Jonathan R. Insull
                                -----------------------------------
                                Title: Vice President


                            SEQUILS I, LTD.
                            By:    TCW Advisors, Inc.,
                                   as its Collateral Manager


                            By  /s/ Mark L. Gold
                                -----------------------------------
                                Title: Managing Director


                            By  /s/ Jonathan R. Insull
                                -----------------------------------
                                Title: Vice President


                            UNITED OF OMAHA LIFE
                            INSURANCE COMPANY
                            By:    TCW Asset Management Company,
                                   as its Investment Advisor


                            By  /s/ Mark L. Gold
                                -----------------------------------
                                Title: Managing Director


                            By  /s/ Jonathan R. Insull
                                -----------------------------------
                                Title: Vice President

                            SOVEREIGN BANK


                            By  /s/ Stephen P. Kanarian
                                -----------------------------------
                                Title: Senior Vice President